EXHIBIT 23.2



                          Independent Auditors' Consent


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-67741 of Telident, Inc. on Form S-3 of our report dated July 31, 1998, except as to Note 7 which is dated August 18, 1998, appearing in the Annual Report on Form 10-KSB/A of Telident, Inc. for the year ended June 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




  /s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
April 2, 1999